Exhibit 3.12

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PARAMOUNT PARKS INC.”, CHANGING ITS NAME FROM “PARAMOUNT PARKS INC.” TO “CEDAR FAIR SOUTHWEST INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2010, AT 12:44 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W Bullock, Secretary of State
2303298 8100	AUTHENTICATION: 7942694
100401172	DATE: 04-20-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:11 PM 04/20/2010
FILED 12:44 PM 04/20/2010
SRV 100401172 – 2303298 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

PARAMOUNT PARKS INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “  FIRST                            ” so that, as amended, said Article shall be and read as follows:

The name of the corporation is Cedar Fair Southwest Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of April, 2010.

By:
Authorized Officer
Title:	Vice President

Name:	Peter J. Crage
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